Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-126701) pertaining to the Sandy Spring Bancorp, Inc. 2005 Omnibus Stock Plan,

(2)	Registration Statement (Form S-3 No. 333-166808) pertaining to the Sandy Spring Bancorp, Inc. Director Stock Purchase Plan, as amended and restated,

(3) (4)

Registration Statement (Form S-3 No. 333-174664) pertaining to the Sandy Spring Bancorp, Inc. 2011 Employee Stock Purchase Plan,

Registration Statement (Form S-8 No. 333-204746 pertaining to the Sandy Spring Bancorp, Inc.  2015 Omnibus Incentive Plan and Sandy Spring Bank 401(k) Plan;

of our reports dated March 4, 2016, with respect to the consolidated financial statements of Sandy Spring Bancorp, Inc., and the effectiveness of internal control over financial reporting of Sandy Spring Bancorp, Inc., included in this Annual Report (Form 10-K) of Sandy Spring Bancorp, Inc. for the year ended December 31, 2015.

McLean, Virginia

March 4, 2016